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Exhibit 21.1

SUBSIDIARIES OF DTS, INC.
AS OF DECEMBER 31, 2007

JURISDICTION OF INCORPORATION OR ORGANIZATION
SUBSIDIARIES OF DTS, INC.:
DTS Europe (UK) Limited	United Kingdom
DTS (BVI) Limited	British Virgin Islands
DTS Canada Holdings, Inc.	Delaware
dts Japan KK	Japan
International Cinema Services, Inc.	Delaware
DTS Digital Images, Inc.	California
SUBSIDIARIES OF DTS (BVI) LIMITED:
DTS (ASIA) Limited	Hong Kong
DTS China Holding Limited	British Virgin Islands
DTS (BVI) AZ Research Limited	British Virgin Islands
DTS Licensing Limited	Republic of Ireland
SUBSIDIARY OF DTS LICENSING LIMITED:
DLLNI LIMITED	England and Wales
SUBSIDIARY OF DTS CHINA HOLDING LIMITED:
DTS China Licensing (Hong Kong) Limited	Hong Kong
SUBSIDIARY OF DTS CHINA LICENSING (HONG KONG) LIMITED:
Guangzhou DTS Digital Theater System, Co. Ltd.	People's Republic of China
SUBSIDIARY OF DTS CANADA HOLDINGS, INC.:
DTS Canada ULC	Canada
SUBSIDIARY OF INTERNATIONAL CINEMA SERVICES, Inc.:
DTS Italia Sr.l.	Italy
DTS France S.A.R.L.	France
SUBSIDIARIES OF DTS (Asia) LIMITED:
DTS Korea Liaison Office	South Korea
Beijing DTS Digital Theater Systems Limited	Beijing
DTS Taiwan	Taiwan

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  Exhibit 21.1
SUBSIDIARIES OF DTS, INC. AS OF DECEMBER 31, 2007